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                                                                    EXHIBIT 3.1W


                                                               FILED
                                                        in the Office of the
                                                     Secretary of State of Texas
                                                            OCT 12 1989
                                                       Corporations Section



                        STATEMENT OF CHANGE OF REGISTERED

                       OFFICE OR REGISTERED AGENT OR BOTH

                        BY A TEXAS DOMESTIC CORPORATION



1. The name of the corporation is Gustafson International Company.

2. The address, including street and number, of its present registered office as shown in the records of the Secretary of State of the State of Texas before filing this statement is c/o Prentice Hall Corporate Services, 211 North Ervay, Dallas, Texas 75102

3. The address, including street and number, to which its registered office is to be changed is c/o The Prentice-Hall Corporation System, Inc., 807 Brazos, Austin, Texas 78701. (Give new address or state "no change")

4. The name of its present registered agent, as shown in the records of the Secretary of State of the State of Texas, before filing this statement is Prentice Hall Corporate Services.

5. The name of its new registered agent is The Prentice-Hall Corporation System, Inc. (Give new name or state "no change")

6. The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

7. Such change was authorized by: (Check One)
    X    A. The Board of Directors
   ---
         B. An officer of the corporation so authorized by the Board of
   ---      Directors.


                                       /s/   [signature]
                                       -----------------------------------
                                       An Authorized Officer